                                                                    Exhibit 99.2

                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
         FOR THE LTV COPPERWELD BUSINESS FOR THE PERIOD ENDED APRIL 30,
               2002 AND FOR THE LTV INTEGRATED STEEL BUSINESS FOR
                          THE PERIOD ENDED MAY 31, 2002



                                                :
IN RE:                                          :  CHAPTER 11
                                                :
LTV STEEL COMPANY, INC.,                        : JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, ET AL.,               : CASE NO. 00-43866
                                                :
                                   DEBTORS.     : CHIEF JUDGE WILLIAM T. BODOH


         As Vice President and Controller of The LTV Corporation ("LTV"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), I hereby affirm that:

         1. I have reviewed the following statements for the periods indicated and attached hereto (collectively, the "Statements"): Integrated Steel Business (May 2002) - Cash Receipts and Disbursements and Debtors' Cash Account Balances; LTV Copperweld Business (April 2002) - Summarized Operating Results, Balance Sheet and Cash Flow.

         2. The Statements are based on the Debtors' books and records maintained in the ordinary course of business. The statements have been prepared in accordance with normal and customary accounting practices and fairly and accurately reflect the relevant information for the applicable period.

         3. As agreed with the Office of the United States Trustee (the "U.S. Trustee"), the Debtors will submit a Statement of Compensation only when necessary or appropriate to revise or update the information previously provided to the U.S. Trustee.

         4. The insurance described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 Cases (the "Operating Instructions") issued by the U.S. Trustee remains in force.

         5. All postpetition taxes, as described in Sections 1 and 14 of the Operating Instructions, are current and have been paid in the ordinary course of business.

         6. No professional fees have been paid without specific court authorization.

         The Statements were prepared by LTV under my direction and supervision. LTV verifies that, to the best of its knowledge, the information set forth in the Statements is true and correct.


Dated:  June 19, 2002                       /s/ John T. Delmore
                                            ---------------------------------
                                             John T. Delmore
                                             Vice President and Controller
                                             The LTV Corporation

THE LTV CORPORATION
Integrated Steel Business
Cash Receipts and Disbursements - May 2002
(Unaudited)
($ in Thousands)



Receipts                                                                     $ 75,142
                                                                             --------

Disbursements:
             Labor                                                              1,297
             Healthcare                                                         9,245
             Non-labor plant hot-idle and other expenditures                    2,544
             Non-labor administrative expenditures                              2,527
             Chapter 11 professional fees and expenses                             15
             Funding of accounts pursuant to APP                                  394
             Interest and bank fees                                               998
                                                                             --------
                Total                                                          17,020
                                                                             --------

Receipts less Disbursements                                                    58,122

Beginning cash balance                                                         61,526

Less:        Repayment of Secured Bank Facility                               (65,563)

                                                                             --------
Ending cash balance                                                          $ 54,085
                                                                             ========

Balance due under Secured Bank Facility
   including outstanding letters of credit                                   $102,330
                                                                             ========


       See accompanying notes to Cash Receipts and Disbursements Schedule.

THE LTV CORPORATION

Notes to Integrated Steel Business Cash Receipts and Disbursements Schedule - May 2002

         On December 7, 2001, the Court entered an order (the "APP Order") authorizing LTV Steel Company, Inc. and its affiliated debtors (collectively, the "Debtors") to implement an asset protection plan (the "APP") for the safe and orderly cessation and winddown of their integrated steel business over a nine-month period (the "APP Period"). Pursuant to the APP Order, the Debtors hot-idled their primary integrated steel facilities in December 2001 and ceased producing steel. After entry of the APP Order, the Debtors' integrated steel business continued to ship product that remained in inventory, collected receivables and marketed the integrated steel assets for sale under court approved sale procedures. By order dated February 28, 2002, the Court approved the sale of substantially all of the Debtors' integrated steel assets to WLR Acquisition Corp. n/k/a Integrated Steel Group, Inc. ("ISG") for a purchase price of approximately $80 million (a portion of which will be allocated to the purchase of the assets of certain non-debtor railroads), plus the assumption of certain environmental and other obligations. ISG also purchased inventories which were located at the integrated steel facilities for approximately $52 million. The sale of the Debtors' integrated steel assets to ISG closed on April 12, 2002 and a second closing related to the purchase of the inventory closed in May 2002.

         Under the APP, the Debtors are paying expenditures in accordance with a budget negotiated with their postpetition secured lenders (collectively, the "DIP Lenders") for the consensual use of cash collateral to complete the orderly winddown of the integrated steel business, which budget was approved by the Court on December 18, 2001 and subsequently amended from time to time (the "APP Budget"). The Debtors' Tubular Business and the business of Debtor Copperweld Corporation and its subsidiaries (collectively, "LTV Copperweld") continue to operate. The assets of the LTV Copperweld businesses are currently being actively marketed for sale.

         The Debtors currently are unable to make an accurate estimate of the amount that ultimately will be realized from the collection of the remaining receivables or the sale of other remaining assets. The Debtors are also currently unable to make an accurate estimate of the amount of their pre- and post-petition liabilities. Accordingly, at this time the Debtors are currently unable to estimate the amount of cash that will be available for distribution to creditors after satisfaction of the DIP Lenders' claims in full, which DIP lenders' claims as of May 31, 2002 aggregated $102.3 million. Additionally, the Debtors believe that the value obtained from the liquidation of their remaining assets, including the sale of the assets of the LTV Copperweld businesses, will not be sufficient to provide any recovery for common shareholders. Shareholders will not receive any value as a result of the sale of the Debtors' integrated steel assets to ISG.

         Pursuant to the APP, the Debtors are also required to fund certain expenditures from the above proceeds for professional fees and expenses, employee retention, a government regulation reserve account for environmental obligations, a defense fund for Debtors' directors and officers and a warranty fund.

THE LTV CORPORATION
Integrated Steel Business - Debtors' Cash Account Balances - May 2002
(Unaudited)
($ in Thousands)





     National City Corporate                              $ 3,142
     Mellon Bank Corporate                                 16,561
     Mellon Bank Lockbox                                        -
     JP Morgan Chase                                       34,780
     Outstanding Checks                                      (746)
     Imprest Funds and Other                                  348
                                                         --------
          Total                                          $ 54,085
                                                         ========

The LTV Corporation
LTV Copperweld Business
Summarized Operating Results Year-to-Date
(Unaudited)
($ in Millions)


                                     4 Months ended
                                          April 30
                               ---------------------------
                                   2002          2001
                               ------------- -------------
Revenues                         $ 347.8       $ 370.3

EBIT                                11.7           7.9

EBITDA                              24.9          22.9
                                =========      ========

THE LTV CORPORATION
LTV Copperweld Business
Balance Sheet
(Unaudited)
($ in Millions)

                                                              April 30  December 31
                                                                2002       2001
                                                              --------  ---------
Current Assets
     Cash and cash equivalents                                 $ 36.9     $ 16.4
     Receivables                                                143.0      115.8
     Inventories                                                149.0      183.2
     Prepaid and other current assets                             7.5        1.0
                                                               ------     ------
                                                                336.4      316.4
                                                               ------     ------

Non Current Assets
     Property, plant and equipment                              395.5      399.9
     Intangible and other non current assets                    229.2      226.7

                                                               ------     ------
        Total Assets                                           $961.1     $943.0
                                                               ======     ======

Current Liabilities
     Accounts payable                                          $ 42.3     $ 29.7
     Other accrued liabilities                                   41.4       30.3
                                                               ------     ------
                                                                 83.7       60.0
                                                               ------     ------

Non Current Liabilities                                         302.5      308.5

Liabilities Subject to Compromise                               428.1      428.7

Total Shareholder's Equity                                      146.8      145.8

                                                               ------     ------
        Total Liabilities and Shareholder's Equity             $961.1     $943.0
                                                               ======     ======


Note: The Debtors believe that the value obtained from the liquidation of the assets of the LTV Copperweld businesses will not be sufficient to provide any recovery for common shareholders of The LTV Corporation.

The LTV Corporation
LTV Copperweld Business
Cash Flow Year-to-Date
(Unaudited)
($ in Millions)

                                                              4 Months ended
                                                                  April 30
                                                           --------------------
                                                            2002           2001
                                                           -----          -----

Net Income (Loss)                                          $ 4.3          $ 0.9
Non Cash Special Charge                                     --              1.0
Depreciation and Amortization                               13.2           15.0
(Increase) Decrease in Receivables                         (27.2)          (7.1)
(Increase) Decrease in Inventories                          34.2           24.2
Increase (Decrease) in Payables                             12.6           (2.6)
Other Changes                                               (8.9)         (18.9)
                                                           -----          -----
      Cash Provided by Operations                           28.2           12.5

Investing/Financing Activities:
      Capital Spending                                      (7.7)          (7.5)

                                                           -----          -----
Net Cash Flow                                              $20.5          $ 5.0
                                                           =====          =====